OMNIBUS AMENDMENT AND WAIVER

THIS OMNIBUS AMENDMENT AND WAIVER (this “Amendment”) is entered into as of February 8, 2016 (the “Amendment Date”), between Growblox Sciences, Inc., a Delaware corporation (the “Company”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS Nevada”) and Pacific Leaf Ventures, LP (the “Investor”).

R E C I T A L S

A.           The Company and the Investor are parties to that certain Note Purchase Agreement dated as of May 12, 2015 and made effective June 8, 2015 (as amended from time to time, the “Purchase Agreement”), and a related 6% Senior Secured Convertible Promissory Note and, with GBS Nevada, a Security Agreement (respectively, the “Note” and “Security Agreement”).  Unless otherwise indicated herein, all capitalized terms used herein have the respective meanings set forth in the Purchase Agreement.

B.           The Company, GBS Nevada and the Investor desire to amend the Purchase Agreement, the Note and the Security Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1. Amended and Restated Note. Concurrent with the execution of this Amendment, the Company shall deliver to the Investor an Amended and Restated 6% Senior Secured Convertible Promissory Note (the “Amended Note”), in the form attached hereto as Exhibit A, duly executed by the Company, which Amended Note will amend and restate the outstanding Note, and will be issued in substitution of and exchange for the original Note.  From and after the date this Amendment becomes effective, the Amended Note will be deemed to be the “Note” referred to in the Purchase Agreement and the Security Agreement for all purposes therein.

2.	Amendment to Purchase Agreement.

(a)	Section 1.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Subsequent Advances Under the Note.  From time to time as requested by the Company and agreed to by the Investor in its sole and absolute discretion, the Investor may make additional advances to the Company under the Note (“Advances”) in an amount up to an additional $2,650,000 in the aggregate.  All such Advances made at any additional closing (each an “Additional Closing” and each of the Initial Closing and Additional Closing, as applicable, being referred to herein as a “Closing”), shall be made on the terms and conditions set forth in this Agreement, and the representations and warranties of the Company set forth in Section 2 hereof shall speak as of the Closing Date for the Additional Closing.  Notwithstanding any other provision of this Agreement to the contrary, the Investor shall have no obligation to make an Advance at any Additional Closing even if the conditions to closing set forth in Section 4 as of the Closing Date of such Additional Closing have been satisfied, unless the Investor in its sole and absolute discretion determines to make such Advance.

(b)	Section 1.5 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(c)
“Use of Proceeds.  The proceeds of the Initial Advance and all other Advances under the Note shall be used solely for (i) the acquisition and installation of equipment and other hard assets dedicated to the cultivation of cannabis by GB Sciences Nevada LLC, a Nevada limited liability company and subsidiary of the Company (“GBS Nevada”), at a grow facility located at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”), in an amount and manner that complies in all respects with all legal requirements of the State of Nevada, including, without limitation, by obtaining and/or complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”); (ii) the acquisition and installation at the Teco Facility of equipment and other hard assets dedicated to the extraction of oils and other constituents present in cannabis in an amount and manner complying in all respects with Nevada Legal Requirements; and (iii) such other tenant improvements at the Teco Facility, approved of in writing by the Investor, as may be reasonably necessary to improve the output and profitability of the cannabis cultivation and extraction operations of GBS Nevada at the Teco Facility.”

(d)	Section 1.6, Exhibit C and Schedule 1.4 of the Purchase Agreement are hereby deleted.

3. Amendment to Security Agreement.

(a)	Section 1 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“Each Grantor hereby grants to Secured Party, a security interest in and so pledges and assigns to the Secured Party, all of its right, title and interest in, to and under, the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): (i) all goods (as defined in the Uniform Commercial Code) including inventory, equipment and fixtures, of GBS Nevada, (ii) Borrower’s membership interest in GBS Nevada (the “Membership Interest”), together with the right to receive all cash and other distributions from GBS Nevada with respect to such membership interest, (iii) all rights of GBS Nevada under (x) that certain Binding Letter of Separation, dated as of August 17, 2015 between, GBS Nevada and GBS Nevada Partners LLC, and (y) the Consignment and Delivery Agreement referred to therein, and (iv) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.  The security interest in the Collateral shall secure the payment in full of all obligations (the “Secured Obligations”) of Grantors to Secured Party under the Note, the Purchase Agreement, this Agreement and that certain Amended and Restated Royalty Agreement, dated as of February __, 2016, between the Company and the Investor, as amended from time to time. By their execution of this Agreement, each Grantor authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the applicable Grantor is an organization, the type of organization and any organization identification number issued to such Grantor.  Each Grantor agrees to furnish any such information to the Secured Party promptly upon request.”

(b)	Section 9 of the Security Agreement is hereby amended by adding the following to the end thereof:

“In the event of the transfer of the Membership Interest to the Secured Party or any other person (the “Transferee”) following an Event of Default and the exercise by the Secured Party of its rights hereunder, Borrower and GBS Nevada shall cooperate with the Transferee, and take all action reasonably requested by it, to effect the transfer to the Transferee or its designee of all State and local licenses and permits held by GBS Nevada with respect to the cultivation of medical cannabis.”

4. Waiver and Consent.  The Company and the Investor each waive any default by the other of their respective obligations under Sections 1.4 and 1.5 of the Purchase Agreement occurring prior to the date hereof.

5. Reaffirmation of Loan Documents. Except as amended and modified hereby, all of the terms and provisions of the Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Company.  The Company hereby agrees that except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Company under the Purchase Agreement or the other Transaction Documents.

6. Representations and Warranties.  As a material inducement for the Investor to enter into this Amendment, the Company hereby represents and warrants to the Investor that after giving effect to this Amendment: (a) all representations and warranties in the Purchase Agreement and the other Transaction Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or may have otherwise been made inaccurate by the mere passage of time; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Transaction Documents; (b) no Event of Default under the Note will exist after giving effect to this Amendment; and (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other person, and is binding and enforceable against the Company in accordance with its terms.  The Company further represents and warrants to the Investor as of the date of this Amendment that (i) GBS Nevada holds a duly issued provisional certificate (the “Certificate”) from the Division of Public & Behavioral Health of the Nevada Department of Health and Human Services to operate an establishment to cultivate medical cannabis at 3550 W. Teco Avenue, Las Vegas, Nevada, (ii) such Certificate is in good standing, (iii) GBS Nevada is in compliance with all applicable legal requirements for the issuance and maintenance of the Certificate, and (iv) neither the Company nor GBS Nevada has received any notice that such Certificate may be revoked nor is any of them aware of any grounds for such revocation.

7. GBS Nevada Purchase Option.  Until the payment in full of the Amended Note, the Investor or its designee shall have the option (the “Option”) to purchase up to a 20% membership interest in GBS Nevada from GBS Nevada for a purchase price equal to $100,000 for each 2% of membership interest purchased (i.e., $1,000,000 if the Option is exercised in full), provided that the Option may not be exercised for less than a 1% membership interest in GBS Nevada.  Investor or its designee (the “Purchaser”) shall give written notice (the “Exercise Notice”) to the Company of its intention to exercise the Option no less than 15 days prior to the date designated by the Purchaser in the Exercise Notice for the closing of its purchase of the membership interest in GBS Nevada.  The Exercise Notice shall also specify the percentage membership interest of GBS Nevada to be purchased pursuant to the Option.  The Company and GBS Nevada shall thereafter take all reasonable actions necessary or requested by the Purchaser to cause the Purchaser to be admitted as a member of GBS Nevada in accordance with the terms of this Section 7 and the Exercise Notice.   The proceeds of the purchase price paid by the Purchaser upon exercise of the Option shall be used by GBS Nevada for the operation, development and/or expansion of the Teco Facility.  The Option under this Section 7 may be exercised by one or more Purchasers at one or more times, subject to the 20% membership interest limitation set forth above.

8.	Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first business day upon which all of the following conditions precedent have been satisfied:

(a)	Investor shall have received duly executed counterparts of this Amendment executed by the Company and GBS Nevada;

(b)	Investor shall have received the Amended Note in the principal amount of $2,750,000 duly executed by the Company and payable to the order of Investor; and

(c)	Investor shall have received a duly executed counterpart to that certain Amended and Restated Royalty Agreement, dated as of February __, 2016, in form and substance satisfactory to Investor.

9. Miscellaneous.

(a)	All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)
This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

(c)
The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

(d)
Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(e)	This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

GROWBLOX SCIENCES, INC.

By:       /s/ John Poss

Name:  John Poss

Title:  President

GB SCIENCES NEVADA LLC

By:           /s/ John Poss

Name:  John Poss

Title:  President

PACIFIC LEAF VENTURES, LP

By:        /s/ Signature

Name:

Title:  Manager

Signature Page to Omnibus Amendment and Waiver

Exhibit A

AMENDED AND RESTATED NOTE